Exhibit 23.4

Beijing Feng Yu Law Firm

Room 2212, SciTech Tower, No. 22 Jianwaidajie,
Chaoyang District, Beijing 100022

China

November 29, 2021

To:

SCIENJOY HOLDING CORPORATION

3rd Floor, JIA No.34, Shenggu Nanli
Chaoyaog District, Beijing 100029,
China

Dear Sir/Madam:

We consent to the references to our firm under the caption “Enforceability of Civil Liabilities” in connection with the registration statement of SCIENJOY HOLDING CORPORATION (the “Company”) on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 29, 2021 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ YAN, Xuan
Name:	YAN, Xuan
Title:	Executive Partner
on behalf of :-
Beijing Feng Yu Law Firm